EXHIBIT 107.1

CALCULATION OF REGISTRATION FEE

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUICKLOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)(1), (2)	200,000 (2)	$5.32 (2)	$1,064,000 (2)	$162.90 (2)
Equity	Common Stock, par value $0.001 per share	457(c), (3)	1,100,000 (3)	$6.26 (3)	$6,886,000 (3)	$1,054.25 (3)
Total:			1,300,000		$7,950,000	$1,217.15

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock, par value $0.001 per share (the “Common Stock”), of QuickLogic Corporation (the “Registrant”) that may become issuable under our 2019 Stock Plan, as amended (the “2019 Stock Plan”), and the 2009 ESSP Plan as amended ("the 2009 ESPP) in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.

(2)	Represents 200,000 shares of Common Stock that were added to the shares reserved for issuance under the Registrant’s 2009 ESPP.

(3)	Represents 1,100,000 shares of Common Stock that were added to the shares reserved for issuance under the Registrant’s 2019 Stock Plan.

(4)	Determined solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) for the 2009 Plan and Rule 457(c) for the 2019 Plan respectively. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on: (a) $5.32 for the shares under the 2009 ESPP, which is 85% of the average of the high and low prices for the Registrant’s Common Stock as reported on the Nasdaq Capital Market on May 14, 2025, and (b) $6.26 for the shares under the 2019 Plan which is the average of the high and low prices for the Registrant’s Common Stock as reported on the Nasdaq Capital Market on May 14, 2025.